Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Senior Vice President, Communications Fiserv, Inc. 470-351-9908 sophia.marshall@fiserv.com	Investor Relations: Julie Chariell Senior Vice President, Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2025 Results
GAAP revenue growth of 5% and organic revenue growth of 7%;
GAAP EPS increased 22% and adjusted EPS increased 14%;
Company affirms 2025 organic revenue growth outlook of 10% to 12%
and adjusted EPS outlook of $10.10 to $10.30, or growth of 15% to 17%

MILWAUKEE, Wis., April 24, 2025 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2025.
First Quarter 2025 GAAP Results
GAAP revenue for the company increased 5% to $5.13 billion in the first quarter of 2025 compared to the prior year period, with 5% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
GAAP earnings per share was $1.51 in the first quarter of 2025, an increase of 22% compared to the first quarter of 2024. GAAP operating margin was 27.2% in the first quarter of 2025 compared to 24.2% in the first quarter of 2024. GAAP operating margin was 34.2% in the Merchant Solutions segment and 47.5% in the Financial Solutions segment in the first quarter of 2025, compared to 34.1% and 44.1% in the first quarter of 2024, respectively. Net cash provided by operating activities was $648 million in the first quarter of 2025 compared to $831 million in the prior year period.
“First quarter adjusted earnings per share results exceeded expectations, and demonstrate once again, the resilience, consistency and sustainable growth of the Fiserv franchise,” said Frank Bisignano, Chairman and Chief Executive Officer of Fiserv. “The construction of the company is what makes Fiserv differentiated, successful and future-proofed, with two market-leading segments — Merchant and Financial Solutions — that are naturally positioned to serve business and financial institution clients as they are increasingly interconnected.”

News Release
First Quarter 2025 Non-GAAP Results and Additional Information
•Adjusted revenue increased 5% to $4.79 billion in the first quarter of 2025 compared to the prior year period.
•Organic revenue growth was 7% in the first quarter of 2025, led by 8% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
•Adjusted earnings per share increased 14% to $2.14 in the first quarter of 2025 compared to the prior year period.
•Adjusted operating margin increased 200 basis points to 37.8% in the first quarter of 2025 compared to the prior year period.
•Adjusted operating margin increased 10 basis points to 34.2% in the Merchant Solutions segment and 340 basis points to 47.5% in the Financial Solutions segment in the first quarter of 2025, compared to the prior year period.
•Free cash flow was $371 million in the first quarter of 2025 compared to $454 million in the prior year period.
•The company repurchased 9.7 million shares of common stock for $2.2 billion in the first quarter of 2025.
•In March, the company acquired Payfare Inc., a Canada-based provider of program management solutions powering instant access to earnings and banking solutions for workforces, and CCV Group B.V., a Netherlands-based supplier of point-of-sale payment solutions.
•In April, Fiserv reached agreements to acquire Pinch Payments NZ Limited, an Australia-based solutions provider for payment facilitators, and Money Money Serviços Financeiros S.A., a Brazil-based fintech that enables small businesses to access working capital.
•In April, the company announced a plan to open a 2,000-employee fintech hub in Overland Park, Kansas.
Outlook for 2025
Fiserv continues to expect organic revenue growth of 10% to 12% and adjusted earnings per share of $10.10 to $10.30, representing growth of 15% to 17%, for 2025.
“We are off to a good start in 2025 with a series of large client wins, four strategic acquisitions, and a focus on execution and growth,” said Mike Lyons, President and incoming CEO of Fiserv. “We are maintaining our guidance for 2025, with anticipated acceleration in the back-half of the year reflecting the timing of our key strategic initiatives.”
Earnings Conference Call
The company will discuss its first quarter 2025 results in a live webcast at 7 a.m. CT on Thursday, April 24, 2025. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.

News Release
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See pages 13-15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

News Release
Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk

News Release
Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Processing and services	$4,045	$4,000
Product	1,085	883
Total revenue	5,130	4,883

Expenses
Cost of processing and services	1,389	1,354
Cost of product	684	651
Selling, general and administrative	1,682	1,697
Net gain on sale of other assets	(20)	—
Total expenses	3,735	3,702

Operating income	1,395	1,181
Interest expense, net	(331)	(261)
Other expense, net	(18)	(7)

Income before income taxes and loss from investments in unconsolidated affiliates	1,046	913
Income tax provision	(190)	(153)
Loss from investments in unconsolidated affiliates	(8)	(8)

Net income	848	752
Less: net (loss) income attributable to noncontrolling interests	(3)	17

Net income attributable to Fiserv	$851	$735

GAAP earnings per share attributable to Fiserv — diluted	$1.51	$1.24

Diluted shares used in computing earnings per share attributable to Fiserv	564.7	594.8

Earnings per share is calculated using actual, unrounded amounts.

News Release

Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024

GAAP net income attributable to Fiserv	$851	$735
Adjustments:
Merger and integration costs [1]	15	37
Severance costs	15	42
Amortization of acquisition-related intangible assets [2]	331	369
Non wholly-owned entity activities [3]	20	28
Tax impact of adjustments [4]	(74)	(95)
Incremental executive compensation [5]	52	—
Adjusted net income	$1,210	$1,116

GAAP earnings per share attributable to Fiserv - diluted	$1.51	$1.24
Adjustments - net of income taxes:
Merger and integration costs [1]	0.02	0.05
Severance costs	0.02	0.06
Amortization of acquisition-related intangible assets [2]	0.47	0.50
Non wholly-owned entity activities [3]	0.03	0.04
Incremental executive compensation [5]	0.09	—
Adjusted earnings per share	$2.14	$1.88

GAAP earnings per share attributable to Fiserv growth	22%
Adjusted earnings per share growth	14%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $11 million related to a legal settlement in the first quarter of 2025, and $14 million of third-party professional service fees and $9 million of share-based compensation in the first quarter of 2024.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 12 for an analysis of the company’s amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4The tax impact of adjustments is calculated using a tax rate of 19.5% and 20% in the first quarter of 2025 and 2024, respectively, which approximates the company’s anticipated annual effective tax rate.
5Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”), comprised of $40 million of current CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s CEO-Elect.

News Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Total Company
Revenue	$5,130	$4,883
Adjustments:
Postage reimbursements	(341)	(340)
Adjusted revenue	$4,789	$4,543

Operating income	$1,395	$1,181
Adjustments:
Merger and integration costs	15	37
Severance costs	15	42
Amortization of acquisition-related intangible assets	331	369
Incremental executive compensation	52	—
Adjusted operating income	$1,808	$1,629

Operating margin	27.2%	24.2%
Adjusted operating margin	37.8%	35.8%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,372	$2,253

Operating income	$810	$769

Operating margin	34.2%	34.1%

Financial Solutions (“Financial”) [1]
Revenue	$2,417	$2,285

Operating income	$1,148	$1,008

Operating margin	47.5%	44.1%

Corporate and Other
Revenue	$341	$345
Adjustments:
Postage reimbursements	(341)	(340)
Adjusted revenue	$—	$5

Operating loss	$(563)	$(596)
Adjustments:
Merger and integration costs	15	37
Severance costs	15	42
Amortization of acquisition-related intangible assets	331	369
Incremental executive compensation	52	—
Adjusted operating loss	$(150)	$(148)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$848	$752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	437	401
Amortization of acquisition-related intangible assets	331	373
Amortization of financing costs and debt discounts	11	11
Share-based compensation	124	86
Deferred income taxes	(37)	(24)
Net gain on sale of other assets	(20)	—
Loss from investments in unconsolidated affiliates	8	8
Distributions from unconsolidated affiliates	10	8
Non-cash foreign currency exchange loss	38	35
Other operating activities	9	(11)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(146)	3
Prepaid expenses and other assets	(465)	(315)
Contract costs	(72)	(57)
Accounts payable and other liabilities	(445)	(457)
Contract liabilities	17	18
Net cash provided by operating activities	648	831

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(335)	(420)
Payments for acquisition of businesses, net of cash acquired	(316)	—
Merchant cash advances, net	(243)	—
Distributions from unconsolidated affiliates	—	22
Purchases of investments	(32)	(3)
Proceeds from sale of investments	—	3
Other investing activities	1	1
Net cash used in investing activities	(925)	(397)

Cash flows from financing activities
Debt proceeds	776	2,743
Debt repayments	(955)	(987)
Net borrowings from (repayments of) commercial paper and short-term borrowings	2,696	(484)
Payments of debt financing costs	—	(11)
Proceeds from issuance of treasury stock	24	39
Purchases of treasury stock, including employee shares withheld for tax obligations	(2,352)	(1,674)
Settlement activity, net	434	219
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	—	(34)
Other financing activities	4	—
Net cash provided by (used in) financing activities	627	(189)
Effect of exchange rate changes on cash and cash equivalents	26	(17)
Net change in cash and cash equivalents	376	228
Cash and cash equivalents, beginning balance	2,993	2,963
Cash and cash equivalents, ending balance	$3,369	$3,191

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$1,177	$1,236
Trade accounts receivable – net	3,935	3,725
Prepaid expenses and other current assets	3,646	3,087
Settlement assets	16,833	15,429
Total current assets	25,591	23,477

Property and equipment – net	2,427	2,374
Customer relationships – net	5,737	5,868
Other intangible assets – net	4,765	4,072
Goodwill	36,983	36,584
Contract costs – net	999	996
Investments in unconsolidated affiliates	1,538	1,506
Other long-term assets	2,362	2,299
Total assets	$80,402	$77,176

Liabilities and Equity
Accounts payable and other current liabilities	$4,339	$4,799
Short-term and current maturities of long-term debt	1,281	1,110
Contract liabilities	840	819
Settlement obligations	16,833	15,429
Total current liabilities	23,293	22,157

Long-term debt	27,016	23,730
Deferred income taxes	2,427	2,477
Long-term contract liabilities	263	263
Other long-term liabilities	882	863
Total liabilities	53,881	49,490

Fiserv shareholders’ equity	25,884	27,068
Noncontrolling interests	637	618
Total equity	26,521	27,686
Total liabilities and equity	$80,402	$77,176

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended March 31,
	2025	2024	Growth

Total Company
Adjusted revenue	$4,789	$4,543
Currency impact [2]	77	—
Acquisition adjustments	(11)	—
Divestiture adjustments	—	(5)
Organic revenue	$4,855	$4,538	7%

Merchant
Adjusted revenue	$2,372	$2,253
Currency impact [2]	69	—
Acquisition adjustments	(8)	—
Organic revenue	$2,433	$2,253	8%

Financial
Adjusted revenue	$2,417	$2,285
Currency impact [2]	8	—
Acquisition adjustments	(3)	—
Organic revenue	$2,422	$2,285	6%

Corporate and Other
Adjusted revenue	$—	$5
Divestiture adjustments	—	(5)
Organic revenue	$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see page 8) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2025	2024

Net cash provided by operating activities	$648	$831
Capital expenditures	(335)	(420)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	—	(34)
Distributions from unconsolidated affiliates included in cash flows from investing activities	—	22
Severance, merger and integration payments	69	68
Tax payments on adjustments	(11)	(13)
Free cash flow	$371	$454

Total Amortization [1]	Three Months Ended March 31,
	2025	2024

Acquisition-related intangible assets	$331	$373
Capitalized software and other intangibles	176	144
Purchased software	52	59
Financing costs and debt discounts	11	11
Sales commissions	28	28
Deferred conversion costs	27	24
Total amortization	$625	$639

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2025, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2025 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2025 Revenue	10% - 12%
Postage reimbursements	(0.5)%
2025 Adjusted revenue	9.5% - 11.5%

Currency impact	1.5%
Acquisition adjustments	(1.0)%
Divestiture adjustments	—%
2025 Organic revenue	10% - 12%

Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2025 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2025 with respect to acquired intangible assets will decrease approximately 5% compared to the amount incurred in 2024.
Other adjustments to the company’s financial measures that were incurred in 2024 and for the three months ended March 31, 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2025 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company’s adjusted earnings per share growth outlook for 2025 is based on 2024 adjusted earnings per share performance.

2024 GAAP net income attributable to Fiserv	$3,131
Adjustments:
Merger and integration costs [1]	81
Severance costs	157
Amortization of acquisition-related intangible assets [2]	1,420
Non wholly-owned entity activities [3]	100
Impairment of equity method investments [4]	635
Non-cash settlement charge for terminated pension plans [5]	147
Tax impact of adjustments [6]	(548)
2024 adjusted net income	$5,123

Weighted average common shares outstanding - diluted	582.1

2024 GAAP earnings per share attributable to Fiserv - diluted	$5.38
Adjustments - net of income taxes:
Merger and integration costs [1]	0.11
Severance costs	0.22
Amortization of acquisition-related intangible assets [2]	1.95
Non wholly-owned entity activities [3]	0.14
Impairment of equity method investments [4]	0.85
Non-cash settlement charge for terminated pension plans [5]	0.16
2024 adjusted earnings per share	$8.80

2025 adjusted earnings per share outlook	$10.10 - $10.30
2025 adjusted earnings per share growth outlook	15% - 17%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $23 million of third-party professional service fees, $22 million of share-based compensation, and $14 million related to a legal settlement.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a non-cash impairment of certain equity method investments, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.
5Represents a non-cash settlement charge associated with the terminations of the company’s defined benefit pension plans in the United Kingdom and United States. Settlements of the terminated plans were completed in the fourth quarter of 2024.
6The tax impact of adjustments is calculated using a tax rate of 20%, which approximates the company’s annual effective tax rate, exclusive of actual tax impacts of an aggregate $196 million benefit associated with the impairment of certain equity method investments and the settlement charge for terminated pension plans.
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